UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2018

Commission file number 000-23446

SUGARMADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3008888
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

(626) 346-9512
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Sugarmade Inc., a Delaware corporation (the “Company”) makes the following disclosures pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934, generally referred to as Regulation FD Disclosure. The Company believes such a disclosure may be required under Regulation FD Disclosure.

On August 21, 2018, the Company issued a press release announcing the following in part:

“Sugarmade, Inc. (OTC: SGMD), one of the largest publicly traded hydroponics supply companies, today announces a new corporate initiative in the booming hemp market.  Sugarmade is committing up to $1,0000,000 in capital over the next twelve months to invest in Hempistry, Inc. a privately held Nevada corporation,...”

The press release announcement was an inadvertent error with regards to the amount of money the Company is committing. The press release indicated an amount (that can be construed) as ten million dollars ($1,0000,000). The amount the Company is committing in capital to Hempistry, Inc. is one million dollars ($1,000,000) in capital over the next twelve (12) months.

Other than the amount of capital being corrected, there are no other material information announced via press release dated August 21, 2018 that the Company finds necessary to correct and/or announce.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: August 22, 2018	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer

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